UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005

CYGNUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18962 (Commission File Number)	94-2978092 (IRS Employer Identification No.)

88 Kearny Street, 4th Floor, San Francisco, California (Address of Principal Executive Offices)	94108 (Zip Code)

Registrant’s Telephone Number, including area code: (415) 392-6220

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

     On May 31, 2005, Ernst & Young LLP (“E&Y”) notified Cygnus, Inc. (the “Company”) that, effective immediately, E&Y had resigned as the Company’s independent registered public accounting firm.

     E&Y’s reports on the Company’s consolidated financial statements for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle, except that E&Y’s report on the Company’s financial statements as of and for the year ended December 31, 2004 contained an explanatory paragraph expressing substantial doubt as to the Company’s ability to continue as a going concern.

     The Company’s Board of Directors did not recommend or approve E&Y’s resignation.

     During the years ended December 31, 2004 and 2003 and through May 31, 2005, there have been no disagreements with E&Y regarding any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in its reports on the Company’s financial statements for such years. During the years ended December 31, 2004 and 2003 and through May 31, 2005, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

     The Company has provided E&Y with a copy of the statements made in this Report and has requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether E&Y agrees with the above statements and, if not, stating the respects in which it does not agree.

     A copy of E&Y’s letter, dated June 6, 2005, is filed as Exhibit 16.1 to this Form 8-K.

     On June 2, 2005, the Company engaged Mah & Associates LLP (“Mah”) as its independent registered public accounting firm for the year ending December 31, 2005. The decision to engage Mah as the Company’s new independent registered public accounting firm has been approved by the Company’s Board of Directors. On February 9, 2005, the Cygnus, Inc. Profit Sharing and 401(k) Plan (the “Plan”) engaged Mah to audit the statement of net assets available for benefits under the Plan as of December 31, 2004 and the related statement of changes in net assets available for benefits under the Plan for the year ended December 31, 2004.

     The Company has not previously consulted with Mah regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event, during the years ended December 31, 2004 and 2003, and through May 31, 2005. Neither has the Company received any written report or any oral advice concluding that there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue.

     Mah has reviewed the disclosure in this Report before it was filed with the Securities and Exchange Commission and has been provided an opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304 of Regulation S-K. Mah has indicated that it does not intend to provide such a letter.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit
No.	Description
16.1	Letter to the Securities and Exchange Commission from Ernst & Young LLP

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNUS, INC.
Date: June 6, 2005	By:	/s/ Barbara G. McClung
Barbara G. McClung
Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description
16.1	Letter to the Securities and Exchange Commission from Ernst & Young LLP